UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported):  December 13, 2000

                              OTR Express, Inc.
             (Exact name of registrant as specified in charter)

        Kansas                     1-19773               48-0993128
 (State of Incorporation)  (Commission File Number)   (I.R.S. Employer
                                                      Identification Number)




               804 N. Meadowbrook Drive, Olathe, KS        66062
             (Address of Principal Executive Offices)    (Zip Code)

                             (913) 829-1616
         (Registrant's telephone number, including area code)

                             Not Applicable
      (Former name or former address, if changed since last report)

Item 3.  Defaults Upon Securities and Use of Proceeds

OTR Express Inc. ("the Company") has a revolving line of credit agreement, as amended, which contains certain covenants relating to net worth, leverage ratios, debt service coverage and other factors. The Company was in default on the net worth and leverage ratio covenants at the end of third quarter 2000. The Company received a waiver of covenant violations as of September 30, 2000 from its revolving line of credit lender, HSBC Business Credit (USA) Inc. ("HSBC"). Additionally, HSBC amended the covenants in the revolving line of credit agreement for the fourth quarter of 2000 and all of 2001. A copy of the waiver letter and amendment are attached as Exhibit 10(h) and incorporated herein by reference.

Item 6.  Exhibits and Reports on From 8-K

Exhibits

Exhibit Number                Description

10(h) Waiver of covenants relating to net worth and leverage ratio dated November 16, 2000

10(I) Amendment No. 6 To Loan And Security Agreement And Other Transaction Documents Dated November 16, 2000


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          OTR EXPRESS, INC.

Date:  December 13, 2000                  By: /s/ William P. Ward
                                               William P. Ward
                                               President and Chief
                                               Executive Officer